VIDEOLABS, INC.
			REPORT OF ELECTION

The undersigned Inspectors of Election at the Annual Meeting of Shareholders of VideoLabs, Inc. report as follows:

There were 3,133,948 shares of Common Stock entitled to vote at the meeting
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and a total of 2,557,781 shares (81.62 percent) were represented at the
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meeting.

1.	Election Directors:

							                     WITHHOLD
					             FOR     		AUTHORITY
Ward C. Johnson			2,493,715	64,066
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Richard F. Craven	2,493,915 63,866
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John Collins			   2,493,615	   64,166
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2. Proposal to ratify the appointment of Boulay, Heutmaker, Zibell & Co. as the independent auditors for the Company for the fiscal year ending
 December 31, 1996.

FOR 2,545,968 AGAINST 8,405 ABSTAIN 3,408 BROKER NON-VOTE N/A
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					/s/ Tammy Brusehaven
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					/s/ Mary Theno
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Dated: May 2, 1996